As filed with the Securities and Exchange Commission on June 8, 2018
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAYONIER INC.,
RAYONIER OPERATING COMPANY LLC,
and
RAYONIER TRS HOLDINGS INC.,
Certain co-registrants are identified in the “Table of Additional Registrants” below.
(Exact name of Registrants as specified in charter)

North Carolina Delaware Delaware	13-2607329 27-2793120 20-0392883
(State of incorporation or organization)	(I.R.S. Employer Identification Number)
1 Rayonier Way
Yulee, FL 32097
(904) 357-9100
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)

Mark R. Bridwell
Vice President, General Counsel and Corporate Secretary
1 Rayonier Way
Yulee, FL 32097
(904) 357-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Joel T. May
Jones Day
1420 Peachtree Street, N.E.
Atlanta, GA 30309-3053
(404) 581-8967

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Rayonier Inc.
Debt Securities
Guarantees(3)
Common Shares, no par value
Subscription Rights
Preferred Shares
Warrants(4)
Stock Purchase Contracts
Stock Purchase Units
Rayonier Operating Company LLC Rayonier TRS Holdings Inc.
Debt Securities
Guarantees(3)
Warrants(4)

(1)
There is being registered herewith an indeterminate principal amount or number of the securities of each identified class as may from time to time be issued at indeterminate prices and as may from time to time be issued upon conversion, redemption, exchange, exercise or settlement of other securities registered hereunder, including under any applicable anti-dilution provisions. Any securities registered hereunder may be sold separately or together as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange or exercise of other securities or that are issued in units. The proposed maximum offering price per security will be determined from time to time by the Registrants in connection with the issuance of the securities registered hereunder.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.
(3)
The Registrants and the Co-Registrants listed in the table below, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. The guarantees will not be traded separately.

(4)	Represents warrants to purchase debt securities, common shares or preferred shares registered hereby.

TABLE OF ADDITIONAL REGISTRANTS
The following direct or indirect subsidiaries of Rayonier Inc. may be guarantors of debt securities offered by Rayonier Inc., Rayonier Operating Company LLC, or Rayonier TRS Holdings Inc. and are Co-Registrants:

Exact Name of Registrant as Specified in its Charter(1)	State of Incorporation or Organization	I.R.S. Employer Identification Number
Belfast Commerce Centre LLC	Delaware	61-1620525
Neoga Lakes, LLC	Delaware	27-1726329
One Rayonier LLC	Deleware	32-0526858
Raydient LLC	Deleware	59-3607205
Rayonier Atlantic Timber Company	Delaware	46-3029247
Rayonier Canterbury, LLC	Delaware	04-3841382
Rayonier East Nassau Timber Properties I, LLC	Delaware	45-2904660
Rayonier East Nassau Timber Properties II, LLC	Delaware	45-2904745
Rayonier East Nassau Timber Properties III, LLC	Delaware	45-2904812
Rayonier East Nassau Timber Properties IV, LLC	Delaware	45-2904997
Rayonier East Nassau Timber Properties V, LLC	Delaware	45-2905086
Rayonier East Nassau Timber Properties VI, LLC	Delaware	45-2922050
Rayonier East Nassau Timber Properties VII, LLC	Delaware	45-2922093
Rayonier Forest Resources, L.P.	Delaware	06-1159803
Rayonier Gulf Timberlands LLC	Delaware	61-1661886
Rayonier Louisiana Timberlands LLC	Delaware	45-2890869
Rayonier Mississippi Timberlands Company	Delaware	46-1511763
Rayonier Timber Company No. 1, Inc.	Delaware	46-2655946
Rayonier Timberland Acquisitions Four, LLC	Delaware	27-1672114
Rayonier Timberlands Management, LLC	Delaware	06-1148576
Rayonier TRS Forest Operations, LLC	Delaware	20-5485294
Rayonier TRS Louisiana Operations Inc.	Delaware	45-3621130
Rayonier TRS Mississippi Operations LLC	Delaware	45-3621440
Rayonier TRS Operating Company	Delaware	46-5579555
Rayonier Washington Timber Company	Delaware	46-3020236
Wildlight LLC	Delaware	81-3453961
(1) The address of each co-registrant is 1 Rayonier Way, Yulee, FL 32097

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES
GUARANTEES
COMMON SHARES
SUBSCRIPTION RIGHTS
PREFERRED SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

RAYONIER OPERATING COMPANY LLC

DEBT SECURITIES
GUARANTEES
WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES
GUARANTEES
WARRANTS

By this prospectus, Rayonier Inc. may offer its debt securities, guarantees, common shares, subscription rights, preferred shares, warrants, stock purchase contracts and stock purchase units and each of Rayonier Operating Company LLC and Rayonier TRS Holdings Inc. may offer their debt securities, guarantees, and warrants. Additionally, any or all of the direct or indirect subsidiaries of Rayonier Inc. named herein, including Rayonier Operating Company LLC and Rayonier TRS Holdings Inc., may guarantee any debt securities offered by Rayonier Inc., Rayonier Operating Company LLC or Rayonier TRS Holdings Inc. When referenced in their capacity as guarantors, we refer to Rayonier Inc. and each of its direct and indirect subsidiaries herein as “guarantors.”
This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.
Rayonier Inc.’s common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “RYN.” On June 7, 2018, the closing price of Rayonier Inc.’s common shares on the NYSE was $39.14 per common share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or quotation system.
INVESTING IN ANY OF THE SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER EACH OF THE FACTORS DESCRIBED UNDER “RISK FACTORS“ ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS CONTAINED OR DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE BEFORE YOU MAKE AN INVESTMENT IN ANY OF THE SECURITIES.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 8, 2018.

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Unless otherwise indicated or unless the context requires otherwise, as used in this prospectus and in any accompanying prospectus supplement, references to “we,” “us,” “our,” “the Company” and other similar references are to Rayonier Inc. and all of its subsidiaries (including each of the guarantors) on a consolidated basis. References to “Rayonier” are to Rayonier Inc., references to “Rayonier Operating Company” are to Rayonier Operating Company LLC, and references to “TRS Holdings” are to Rayonier TRS Holdings Inc.
ABOUT THIS PROSPECTUS
This prospectus forms part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, Rayonier Inc., Rayonier Operating Company LLC and Rayonier TRS Holdings Inc. may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and any such securities that are debt securities may be guaranteed by one or more guarantors.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. This prospectus may not be used to make sales of other securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION
Rayonier files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy at prescribed rates any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. You can also obtain information about Rayonier at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005. Rayonier Operating Company and TRS Holdings do not currently file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, although one or both of these companies may elect or may be required to do so in the future. You are encouraged to visit the SEC’s website to view any future SEC filings that these companies might make.
As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement that we filed with the SEC. You may refer to the registration statement for more information about us and the securities that we may offer. The registration statement is available through the SEC’s website or at its public reference room.
The SEC allows us to “incorporate by reference” the information we file, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make (other than information in such documents that is deemed not to be filed) with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we terminate this offering:

•
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the portions of our Definitive Proxy Statement for our 2018 Annual Meeting of Shareholders filed with the SEC on April 2, 2018 and incorporated by reference therein), filed with the SEC on February 23, 2018.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 4, 2018.

•	Our Current Report on Form 8-K filed with the SEC on May 18, 2018.

•
The description of our common shares set forth in our Registration Statement on Form 8-A/A filed with the SEC on February 4, 1994 and any amendment or report filed for the purpose of updating such description.

We make available free of charge on or through our website, www.rayonier.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and amendments to those reports and statements filed or furnished pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file

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such material with, or furnish it to, the SEC. Any other documents available on our website are not incorporated by reference into this prospectus.

Alternatively, you may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:
Investor Relations Department
Rayonier Inc.
1 Rayonier Way
Yulee, FL 32097
(904) 357-9100
You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Certain statements in this prospectus (including the documents incorporated by reference) and in any applicable prospectus supplement regarding anticipated financial outcomes, including Rayonier’s earnings guidance, if any, business and market conditions, outlook, expected dividend rate, Rayonier’s business strategies, including expected harvest schedules, timberland acquisitions, sales of non-strategic timberlands, the anticipated benefits of Rayonier’s business strategies, and other similar statements relating to Rayonier’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “project,” “anticipate” and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking.
Our forward looking statements are based on management’s current expectations and assumptions regarding our business and performance, the economy and other future conditions and forecasts of future events, circumstances and results. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
The following important factors, together with those identified in the “Risk Factors” section of any prospectus supplement or the documents we incorporate by reference, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this prospectus, any prospectus supplement and the documents we incorporate by reference:

•	the cyclical and competitive nature of the industries or markets in which we operate, as well as fluctuations in demand for, or supply of, our forest products and real estate offerings;

•
adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products;

•
the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control;

•	adverse changes in energy and fuel costs;

•	the cost and availability of third party logging and trucking services;

•	risks associated with doing business outside of the United States, including changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors;

•	our ability to estimate, and the accuracy of our estimates regarding, timber inventories and growth rates;

•
changes in environmental laws and regulations regarding timber harvesting, delineation of wetlands, and endangered species that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so;

•	our ability to successfully identify, finance and complete timberland acquisitions;

•	the geographic concentration of a significant portion of our timberland;

•	interest rate and currency movements;

•	our ability to access the capital markets, together with our capacity to incur additional debt, and any decision we may make to do so;

•	risks related to our pension and benefit plans and any significant additional cash contributions required to be made to such plans;

•	the uncertainties of potential impacts of climate-related initiatives; and

•
our ability to meet all necessary legal requirements to continue to qualify as a real estate investment trust, or REIT, and changes in tax laws that could adversely affect tax treatment of our specific businesses or reduce the benefits associated with REIT status.

The above description of risks and uncertainties is not all-inclusive but is designed to highlight what we believe are important factors to consider. For additional factors that could impact future results, please see “Risk Factors” herein and similar discussions in our other SEC filings, including, without limitation, our annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports we file with the SEC.
Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any subsequent disclosures the Company makes on related subjects in its subsequent reports filed with the SEC.
All subsequent forward-looking statements attributable to us or any person action on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

THE COMPANY
We are a leading timberland REIT with assets located in some of the most productive softwood timber growing regions in the United States and New Zealand. The focus of our business is to invest in timberlands and to actively manage them to provide current income and attractive long-term returns to our shareholders. As of December 31, 2017, we owned, leased or managed approximately 2.6 million acres of timberlands located in the U.S. South (1.82 million acres), U.S. Pacific Northwest (378,000 acres) and New Zealand (410,000 gross acres, or 293,000 net plantable acres). In addition, we engage in the trading of logs from New Zealand and Australia to Pacific Rim markets, primarily to support our New Zealand export operations. We have an added focus to maximize the value of our land portfolio by pursuing higher and better use (“HBU”) land sales opportunities.
We originated as the Rainier Pulp & Paper Company founded in Shelton, Washington in 1926. On June 27, 2014, Rayonier completed the tax-free spin-off of its Performance Fibers manufacturing business from its timberland and real estate operations, thereby becoming a “pure-play” timberland REIT.
Under our REIT structure, we are generally not required to pay federal income taxes on our earnings from timber harvest operations and other REIT-qualifying activities, contingent upon meeting applicable distribution, income, asset, shareholder and other tests.

Our U.S. timber operations are primarily conducted by our wholly-owned REIT subsidiaries. Our New Zealand timber operations are conducted by Matariki Forestry Group, a majority-owned joint venture subsidiary (“New Zealand JV”). Our non-REIT qualifying operations, which are subject to corporate-level tax, are held by various taxable REIT subsidiaries (“TRSs”). These operations include our log trading business and certain real estate activities, such as the sale and entitlement of development HBU properties.
Our shares are publicly traded on the NYSE under the symbol “RYN.” We are a North Carolina corporation with executive offices located at 1 Rayonier Way, Yulee, Florida 32097. Our telephone number is (904) 357-9100. Our website address is www.rayonier.com. The information contained on our website is not part of this prospectus unless it is otherwise filed with the SEC.

RISK FACTORS
Our operations are subject to a number of risks. When considering an investment in our securities, you should carefully read and consider the risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q, each of which is incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of the events described in those risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions, share repurchases and additions to our working capital.

RATIOS OF EARNINGS TO FIXED CHARGES
Our ratios of earnings to fixed charges for the periods indicated are as follows:

	Three Months Ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013

Ratio of earnings to fixed charges	7.00x	6.26x	7.82x	2.35x	2.01x	2.69x

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We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations before income taxes, plus (1) fixed charges and (2) amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized and interest attributable to operating leases.

No ratios of combined fixed charges and preferred share dividends to earnings are shown because we have no outstanding preferred shares and have not had any preferred shares outstanding during the periods shown above.
DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities.
The debt securities will be issued from time to time in series under a senior debt indenture or a subordinated debt indenture with a trustee. The statements set forth below are brief summaries of certain provisions contained in the indentures, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, forms of which are exhibits to the registration statement of which this prospectus is a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the indentures. Such defined terms are incorporated herein by reference.

In this section, references to “the issuer,” “we,” “our” and “us” refer either to Rayonier, Rayonier Operating Company or TRS Holdings, as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Global Securities.”

Debt Securities May Be Senior or Subordinated
Rayonier, Rayonier Operating Company and TRS Holdings may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Rayonier, Rayonier Operating Company, TRS Holdings or any of their respective subsidiaries. Accordingly, by owning a debt security, you will be an unsecured creditor of Rayonier, Rayonier Operating Company or TRS Holdings, as the case may be.
No principal, shareholder, member, officer, director, trustee or employee of Rayonier, Rayonier Operating Company or TRS Holdings will have any obligation for payment of debt securities or for any of each others’ obligations, covenants or agreements contained in the debt securities or applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. This waiver and release are part of the consideration for the issuance of debt securities and will not apply to the liability of Rayonier, Rayonier Operating Company or TRS Holdings solely in its capacity of guarantor of any series of debt securities to the extent of any such guarantee.
Any senior debt securities of Rayonier, Rayonier Operating Company and TRS Holdings will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of the issuer’s other senior unsecured and unsubordinated debt.
The subordinated debt securities of Rayonier, Rayonier Operating Company and TRS Holdings will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of the issuer’s “senior indebtedness,” as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. As of March 31, 2018, $999 million (excluding current maturities and deferred financing costs) aggregate principal amount of Rayonier’s and its subsidiaries total indebtedness constituted senior indebtedness. None of the indentures limit the issuer’s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.
When we refer to “senior debt securities” in this prospectus, we mean the senior debt securities of Rayonier, Rayonier Operating Company or TRS Holdings, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean the subordinated debt securities of Rayonier, Rayonier Operating Company or TRS Holdings, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier
The senior debt securities and the subordinated debt securities of Rayonier will each be governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. Rayonier and certain subsidiary guarantors have entered into a senior debt indenture, dated as of May 5, 2012, which we refer to as the “existing senior-debt indenture”, with The Bank of New York Mellon Trust Company, N.A., as trustee (“BNY Mellon”), a copy of which is filed as an exhibit to this registration statement. The existing senior debt indenture and the other forms of senior or subordinated debt indenture governing the debt securities of Rayonier are substantially identical, except for the provisions relating to subordination, which are included only in the forms of subordinated debt indentures.
Any or all of the guarantors, including Rayonier Operating Company and TRS Holdings may, under each of Rayonier’s indentures, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of Rayonier. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

The trustee under an indenture has two main roles:

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First, the trustee, including BNY Mellon in the case of the existing senior debt indenture, can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “Events of Default, Remedies and Notice.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.
When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture. Rayonier, Rayonier Operating Company and TRS Holdings may issue future debt securities under the existing senior debt indenture or another senior debt indenture or subordinated debt indenture, as applicable.
The Senior Debt Indenture and the Subordinated Debt Indenture of Rayonier Operating Company
The senior debt securities and the subordinated debt securities of Rayonier Operating Company will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between Rayonier Operating Company, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of Rayonier Operating Company are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
Any or all of the guarantors, including Rayonier and TRS Holdings may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Rayonier Operating Company. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.
When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Rayonier Operating Company, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of TRS Holdings
The senior debt securities and the subordinated debt securities of TRS Holdings will each be governed by a senior debt indenture, in the case of the senior debt securities, and a subordinated debt indenture, in the case of the subordinated debt securities. Each indenture will be a contract between TRS Holdings, as the issuer of the debt securities, the applicable guarantors of the debt securities, if any, and the trustee named in the indenture. The forms of indentures governing the debt securities of TRS Holdings are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.
Any or all of the guarantors, including Rayonier and Rayonier Operating Company may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series or debt securities of TRS Holdings. See “Description of Guarantees” below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.
When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of TRS Holdings, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities, if applicable, and the trustee under that indenture.

We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities under a debt indenture as we wish. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series, including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.
Amounts That We May Issue
None of the indentures will limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities will not limit Rayonier’s, Rayonier Operating Company’s or TRS Holdings’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, none of Rayonier, Rayonier Operating Company or TRS Holdings is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due and payable. The principal may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Original Issue Discount Debt Securities
A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal amount may, for federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement
A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

•	whether the issuer of the debt securities is Rayonier, Rayonier Operating Company, or TRS Holdings;

•	whether they will be guaranteed by any of the guarantors;

•	the form and title of the debt securities;

•
whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the total principal amount of the debt securities;

•	the date or dates on which the debt securities may be issued;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate which the debt securities will bear, or the method of determining such rate, and the interest payment dates for the debt securities;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on these deferred amounts will be payable;

•	the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the currency and denominations in which the debt securities will be issuable, if other than a currency and denominations of US$1,000 and any integral multiple of US$1,000;

•	any changes to or additional Events of Default (as described below in “Events of Defaults, Remedies and Notices”) or covenants;

•	the terms, if any, upon which the debt securities may be convertible into or exchanged for stock, other debt securities or other securities;

•	any additional covenants (see “Other Covenants” below)

•	a discussion of the material federal income tax considerations applicable to the debt securities; and

•	any other terms of the debt securities or any applicable guarantee.
Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repurchase or repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.
If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If we redeem less than all the debt securities of any series, we will, at least 30 and not more than 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the holders of the redemption date, of the principal amount of debt securities to be redeemed and, if applicable, of the term of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed. This procedure will not apply to any redemption of a single debt security.
If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.
If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “Events of Default, Remedies and Notices.”
If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise. Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.
We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Subordination Provisions
Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.
The subordinated debt indenture provides that, until the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•
upon any payment or distribution of the assets of the issuer or guarantors thereof to creditors, upon a liquidation or a dissolution of the issuer or guarantors in a bankruptcy, reorganization, insolvency, receivership or similar proceeding; or

•
in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any default with respect to any senior debt of the issuer has occurred and is continuing, such that the maturity of the senior debt is accelerated, unless the default has been cured or waived and any related acceleration has been rescinded.

If a distribution is made to holders of subordinated debt that because of the indenture’s subordination provisions should not have been made to them, the holders thereof shall pay it over to the holders of senior debt as their interests arise. If the trustee under the subordinated debt indenture mistakenly pays or distributes to holders of subordinated debt any money or assets to which any holders of senior debt shall be entitled by virtue of the subordination provisions or otherwise, the trustee shall not be liable to the holders of the senior debt.
Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.
Covenants
The following covenants apply to Rayonier, Rayonier Operating Company or TRS Holdings, as applicable, with respect to the debt securities of each series it issues unless otherwise specified in the applicable prospectus supplement.
Consolidation, Merger, Sale or Conveyance of Assets
Each of Rayonier, Rayonier Operating Company and TRS Holdings is generally permitted to merge or consolidate with another entity. Each of Rayonier, Rayonier Operating Company and TRS Holdings is also permitted to sell substantially all of its assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Rayonier, Rayonier Operating Company or TRS Holdings, as the case may be, may not take any of these actions unless all the following conditions are met:

•
If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership, trust or limited liability company organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

•
Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “Events of Default, Remedies and Notice.”

•
If the successor entity in the transaction is not the issuer, each guarantor, unless it has become the successor entity, shall confirm that its guarantee shall continue to apply to the debt securities of that series.

•
The issuer and the guarantor, if applicable, have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

Notwithstanding the foregoing, this covenant shall not prohibit a merger or consolidation with, or transfer of all or substantially all assets to, an entity which at the time of such merger, consolidation or transfer is wholly owned.
If the conditions described above are satisfied with respect to the debt securities of any series, Rayonier, Rayonier Operating Company or TRS Holdings, as the case may be, as issuer of those debt securities, will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.
Any limitation applicable to the ability of any of the guarantors, including Rayonier, Rayonier Operating Company or TRS Holdings, as the case may be, in its capacity as guarantor of debt securities of any series of Rayonier, Rayonier Operating Company or TRS Holdings to participate in any of the actions described above will be set forth in the supplemental indenture for such series of debt securities.
Reports
So long as any debt securities are outstanding, Rayonier, Rayonier Operating Company or TRS Holdings, as the issuer of such debt securities, as applicable, will file with the trustee, within 15 days after they are required to be filed with the SEC, copies of the annual reports and of the information, documents and other reports which Rayonier, such issuer or any guarantor of such debt securities is required to file with the SEC pursuant to the Exchange Act.
Other Covenants
A series of debt securities may contain additional financial and other covenants applicable to us and our subsidiaries. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series of debt securities.

Events of Default, Remedies and Notice
Events of Default
Unless otherwise indicated in an accompanying prospectus supplement, each of the following events will be an “Event of Default” under the indenture with respect to a series of debt securities:
•default in any payment of interest on any debt securities of that series when due that continues for 30 days;
•default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;
•default in the payment of any sinking fund payment, if any, on any debt securities of that series when due;
•failure to comply for 60 days (or 180 days in the case of a Reporting Failure as defined below) after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series;
•our bankruptcy, insolvency or reorganization; or
•if any series of debt securities is entitled to the benefits of a guarantee by any of the guarantors, the guarantee by any of the guarantors ceases to be in full force and effect with respect to debt securities of that series (except as otherwise provided by the indenture) or is declared null and void in a judicial proceeding, or any of the guarantors denies or disaffirms its obligations under the indenture or the guarantee.
“Reporting Failure” means Rayonier’s failure to file with the trustee, within 15 days after Rayonier is required to file the same with the SEC within the time periods specified in the Exchange Act or in the relevant forms thereunder (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the annual reports, information, documents or other reports which Rayonier may be required to file with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act.
Exercise of Remedies
An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities that may be outstanding under the indenture. If an Event of Default occurs with respect to a series of debt securities, other than an Event of Default described in the fifth bullet point above, and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the trustee or any holders.
A default under the fourth bullet point above will not constitute an Event of Default with respect to a series of debt securities until the trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days (or 180 days in the case of a Reporting Failure) after receipt of notice.
The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the trustee or the holders with respect to the debt securities of that series, but only if:

•	rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

•
all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

•
The trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any costs, liability or expense that may be incurred in exercising such rights or powers. No holder of debt securities of any series may pursue any remedy with respect to the indenture or the debt securities of that series, unless:

•	such holder has previously given the trustee notice that an Event of Default with respect to that series is continuing;

•	holders of at least 25% in principal amount of the outstanding debt securities of that series have requested the trustee to pursue the remedy;

•	such holders have offered the trustee reasonable indemnity or security against any cost, liability or expense to be incurred in pursuit of the remedy;

•	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security;

•
the holders of a majority in principal amount of the outstanding debt securities of that series have not given the trustee a direction that is inconsistent with such request within such 60-day period; and

•	this provision does not, however, affect the right of a holder to sue for enforcement of any overdue payment respecting its own debt securities.
The holders of a majority in principal amount of the outstanding debt securities of each series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any right or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any direction that:

•	may not lawfully be taken;

•	is inconsistent with any provision of the indenture;

•	the trustee determines would involve the trustee in personal liability; or

•	the trustee determines is unduly prejudicial to the rights of any holder of such debt securities not taking part in such direction.

Notice of Events of Default
We are required to deliver to the trustee, on or before March 31 in each year, a certificate as to the Company’s compliance with all conditions and covenants under the indenture.
If an Event of Default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must mail to each holder of debt securities of that series a notice of the Event of Default within 90 days after the Event of Default occurs. Except in the case of an Event of Default in the payment of principal, premium, if any, or interest with respect to the debt securities of any series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the trustee in good faith determines that withholding such notice is in the interests of the holders of debt securities of that series.

Amendments and Waivers
We may amend the indenture without the consent of any holder of debt securities to:

•	cure any ambiguity, defect or inconsistency;

•	make any change in respect of any other series of debt securities issued under the indenture that is not applicable to such series;

•	provide for the assumption by a successor of our obligations under the indenture;

•	secure the debt securities or add guarantees of debt securities;

•	add covenants for the protection of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder;

•	add or appoint a successor or separate trustee;

•	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	establish the form or terms of debt securities of any series to be issued under the indenture.
In addition, we may amend the indenture if the holders of a majority in principal amount of all outstanding debt securities of each series that would be affected consent to it. We may not, however, without the consent of each holder of any outstanding debt securities that would be affected, amend the indenture to:

•	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

•	reduce the rate of or extend the time for payment of interest on any debt securities;

•	reduce the principal of or extend the stated maturity of any debt securities;

•	impair the right of any holder to receive payment of premium, if any, principal or interest with respect to such holder’s debt securities on or after the applicable due date;

•	reduce any premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

•	make any debt security payable in currency other than the U.S. Dollar;

•	impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder’s debt securities;

•	make any change to an amendment provision which requires each holder’s consent;

•	make any change in the waiver provisions; or

•
modify or affect in any adverse manner the terms and conditions of the obligations of any of the guarantors in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt security of Rayonier, Rayonier Operating Company, or TRS Holdings as the case may be.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to all holders of debt securities of an affected series a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.
The holders of a majority in principal amount of the outstanding debt securities of each affected series may, on behalf of all holders of debt securities of that series, waive any past Default or Event of Default with respect to that series, except one in respect of:

•	the payment of principal of, premium, if any, or interest on any debt securities of that series; or

•	a provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security affected.
Neither Rayonier, Rayonier Operating Company nor TRS Holdings may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Rayonier, Rayonier Operating Company nor TRS Holdings may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect in any material respect the outstanding subordinated debt securities it has issued of any one or more series, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Defeasance and Discharge
At any time, we may terminate all our obligations under the indenture as they relate to a particular series of debt securities, which we call a “legal defeasance.” If we decide to make a legal defeasance, however, we may not terminate some of our obligations under the indenture, including our obligations:
•relating to the defeasance trust, including the rights of holders to receive payments from the trust;
•to register the transfer or exchange of the debt securities of that series;
•to replace mutilated, destroyed, lost or stolen debt securities of that series; or
•to maintain a registrar and paying agent in respect of the debt securities of that series.
At any time we may also effect a “covenant defeasance,” which means we have elected to terminate our obligations under or the operation of:

•	some of the covenants applicable to a series of debt securities, including any covenant that is added specifically for such series and is described in a prospectus supplement; and

•	any Event of Default that is added specifically for such series and described in a prospectus supplement.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect to that series. If we exercise our covenant defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default that is added specifically for such series and described in a prospectus supplement.
In order to exercise either defeasance option, we must:

•
irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

•	comply with certain other conditions, including that no Default with respect to that series has occurred and is continuing after the deposit in trust; and

•
deliver to the trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (“IRS”) or other change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the defeased series would be entitled to look only to the trust fund for payment of principal of, premium, if any, and interest on their debt securities through maturity.
Although the amount of money and U.S. government obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their stated maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an Event of Default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. We would remain liable for such payments, however. In addition, we may discharge all our obligations under the indenture with respect to debt securities of a particular series, other than our obligation to register the transfer of and exchange such debt securities, provided that we either:

•	deliver all outstanding debt securities of such series to the trustee for cancellation; or

•
all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Global Securities
We may issue any debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.
Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.
The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.
Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of debt securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.
So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.
Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.
Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary.
We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with debt securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.
Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 120 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the debt securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to debt securities of such series.
Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.
The Trustee
The prospectus supplement relating to any series of debt securities will identify the trustee, which in the case of the existing senior debt indenture is The Bank of New York Mellon Trust Company, N.A.
The indenture limits the right of the trustee, if it becomes our creditor, to obtain payment of claims in some cases or to realize for its own account on property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in some other transactions. However, if it acquires any conflicting interest after a Default has occurred under the indenture and is continuing, it must eliminate the conflict or resign as trustee.
If an Event of Default occurs and is not cured or waived, the trustee is required to exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee reasonable security and indemnity against the costs and liabilities that it may incur.
The trustee may be a depositary for funds of, may make loans to and may perform other routine banking services for us and our affiliates in the normal course of business.

Governing Law

The existing senior debt indenture is and the debt securities thereunder or under any other forms of senior debt indenture or senior subordinated debt indenture will be governed by the laws of the State of New York.

DESCRIPTION OF GUARANTEES
Rayonier may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier Operating Company or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier Operating Company or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.
Rayonier Operating Company may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security, Rayonier Operating Company will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Rayonier Operating Company. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.
TRS Holdings may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier or Rayonier Operating Company, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier or Rayonier Operating Company to punctually pay any principal, premium or interest on any guaranteed debt security, TRS Holdings will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by TRS Holdings. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.
In addition to the guarantees described above, any of Rayonier’s direct or indirect subsidiaries, each an “additional subsidiary guarantor,” may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Rayonier, Rayonier Operating Company or TRS Holdings, as applicable, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Rayonier, Rayonier Operating Company or TRS Holdings to punctually pay any principal, premium or interest on any guaranteed debt security, the additional subsidiary guarantor will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by the additional subsidiary guarantor. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities.

The additional subsidiary guarantors are as follows:

Belfast Commerce Centre LLC	Rayonier Forest Resources, L.P.

Neoga Lakes, LLC	Rayonier Gulf Timberlands LLC

One Rayonier LLC	Rayonier Louisiana Timberlands LLC

Raydient LLC	Rayonier Mississippi Timberlands Company

Rayonier Atlantic Timber Company	Rayonier Timber Company No. 1, Inc.

Rayonier Canterbury, LLC	Rayonier Timberland Acquisitions Four, LLC

Rayonier East Nassau Timber Properties I, LLC	Rayonier Timberlands Management, LLC

Rayonier East Nassau Timber Properties II, LLC	Rayonier TRS Forest Operations, LLC

Rayonier East Nassau Timber Properties III, LLC	Rayonier TRS Louisiana Operations Inc.

Rayonier East Nassau Timber Properties IV, LLC	Rayonier TRS Mississippi Operations LLC

Rayonier East Nassau Timber Properties V, LLC	Rayonier TRS Operating Company

Rayonier East Nassau Timber Properties VI, LLC	Rayonier Washington Timber Company

Rayonier East Nassau Timber Properties VII, LLC	Wildlight LLC

DESCRIPTION OF CAPITAL STOCK
In this section, references to “we,” “our” and “us” refer to Rayonier Inc. and not to any subsidiaries.
As of March 31, 2018, our authorized capital stock was 495,000,000 shares. Those shares consisted of: (a) 15,000,000 preferred shares, none of which were outstanding; and (b) 480,000,000 common shares, no par value. As of June 7, 2018, 129,450,325 common shares were issued and outstanding. As of that date, we also had 1,220,786 common shares reserved for issuance upon exercise of outstanding options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans.

Common Shares
Listing
Our outstanding common shares are listed on the New York Stock Exchange under the symbol “RYN.” Any additional common shares we issue also will be listed on the New York Stock Exchange.
Dividends
Subject to the rights of any series of preferred shares that we may issue, the holders of common shares may receive dividends when and as declared by the board of directors. Dividends may be paid in cash, shares or other form out of legally available funds.

Fully Paid
All outstanding common shares are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable.
Voting Rights
Subject to any special voting rights of any series of preferred shares that we may issue in the future, the holders of common shares may vote one vote for each share held in the election of directors and on all other matters voted upon by our shareholders. Holders of common shares may not cumulate their votes in the election of directors.
Other Rights
We will notify common shareholders of any shareholders’ meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders, if any. The holders of common shares have no preemptive rights. Common shares are not subject to any redemption provisions and are not convertible into any other securities.
Preferred Shares
Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. Subject to the provisions of our articles of incorporation and limitations prescribed by North Carolina law, our board of directors may adopt resolutions to determine the number of shares of each series and the rights, preferences and limitations of each series, including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred shares, the number of shares constituting each series and the terms and conditions of issue. Our articles of incorporation limit the amount any holder of preferred shares is entitled to receive upon an involuntary liquidation of Rayonier to $100 per preferred share.
If we offer preferred shares, the specific designations and rights will be described in the prospectus supplement relating to the preferred shares offered. The registration statement of which this prospectus forms a part will incorporate by reference the certificate of amendment of our charter relating to the offered series of preferred shares.
Undesignated preferred shares may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of preferred shares may adversely affect the rights of the holders of our common shares. For example, any preferred shares issued may rank prior to our common shares as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into common shares. As a result, the issuance of preferred shares may discourage bids for our common shares or may otherwise adversely affect the market price of our common shares or any existing preferred shares.
The preferred shares will, when issued, be fully paid and non-assessable.
Anti-Takeover Provisions
Certain provisions in our articles of incorporation and bylaws may encourage persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the board of directors rather than pursue non-negotiated takeover attempts.
Limitations on Removal of Directors
Our directors can be removed only for cause. Restricting the removal of directors makes it more difficult for shareholders to change the majority of the directors and instead promotes a continuity of existing management.
Special Meetings of Shareholders
Neither our articles of incorporation nor our bylaws give shareholders the right to call a special meeting of shareholders. Our bylaws provide that special meetings of shareholders may be called only by our board of directors.

Blank Check Preferred Shares
Our certificate of incorporation authorizes the issuance of blank check preferred shares. The board of directors can set the voting rights, redemption rights, conversion rights and other rights relating to such preferred shares and could issue such shares in either private or public transactions. In some circumstances, the blank check preferred shares could be issued and have the effect of preventing a merger, tender offer or other takeover attempt that the board of directors opposes.
Amendment of our Bylaws
Our bylaws may be amended or repealed by our board of directors, including any bylaw adopted, amended or repealed by our shareholders.
North Carolina Shareholder Protection Act
The North Carolina Shareholder Protection Act generally requires the affirmative vote of 95% of a public corporation’s voting shares to approve a “business combination” with any other entity that a majority of continuing directors determines beneficially owns, directly or indirectly, more than 20% of the voting shares of the corporation (or ever owned more than 20% and is still an “affiliate” of the corporation) unless the fair price provisions and the procedural provisions of the act are satisfied.
“Business combination” is defined by the statute as (i) any merger, consolidation or conversion of a corporation with or into any other entity, (ii) any sale or lease of all or any substantial part of the corporation’s assets to any other entity, or (iii) any payment, sale or lease to the corporation or any subsidiary thereof by any other entity of assets having a value of $5,000,000 or more in exchange for securities of the corporation.
The act contains provisions that allowed a corporation to “opt out” of the applicability of the act’s voting provisions within specified time periods that generally have expired. The act applies to Rayonier since we did not opt out within these time periods.
Requirements for Qualification as a REIT
In order to maintain our qualification as a REIT, we must abide by certain provisions in the Internal Revenue Code of 1986, as amended (the “Code”), including rules restricting concentration of ownership. For more information, please see “Material Federal Income Tax Consequences—Taxation of Rayonier—Organizational and Ownership Requirements.”
Limitation of Liability of Officers and Directors
Our articles of incorporation limit the liability of our directors and officers to us and our shareholders to the fullest extent permitted by North Carolina law. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s duty in such capacity, except for liability:

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful distributions as provided in Section 55-8-33 of the North Carolina Business Corporation Act; or

•	for any transaction from which the director derived an improper personal benefit.
Our articles of incorporation also provide indemnification to our directors and officers to the maximum extent allowed by North Carolina law as it exists now or may hereafter be amended. Our directors and officers generally are entitled to indemnity against all liabilities and expenses in any suit or preceding, including a derivative suit, arising out of their status or activities as directors or officers, unless the actions taken by the individual to be indemnified were at the time taken known or believed by him or her to be clearly in conflict with our best interests.
The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duties, even though such an action, if successful, might have otherwise benefited us and our shareholders. These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Transfer Agent and Registrar
Our transfer agent and registrar of the common shares is Computershare Limited.
DESCRIPTION OF RIGHTS
The following description of the terms of the subscription rights sets forth certain general terms and provisions of the subscription rights to which any prospectus supplement may relate. We may issue subscription rights for the purchase of preferred shares or common shares. Subscription rights may be issued independently or together with preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to the applicable prospectus supplement of Rayonier, which will describe the specific terms of the subscription rights to purchase preferred shares or common shares offered thereby, including the following:

•	the date of determining the securityholders entitled to the rights distribution;

•	the price, if any, for the subscription rights;

•	the exercise price payable for the preferred shares or common shares upon the exercise of the subscription right;

•	the number of subscription rights issued to each securityholder;

•	the amount of preferred shares or common shares that may be purchased per each subscription right;

•	any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;

•	the extent to which the subscription rights are transferable;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;

•	a discussion of any applicable material federal income tax considerations; and

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.
As of March 31, 2018, no subscription rights for any securities of Rayonier were outstanding.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of debt securities, preferred shares or common shares. Warrants may be issued independently or together with debt securities, preferred shares or common shares offered by any prospectus supplement and may be attached to or separate from any such offered securities.

Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with any offering of such warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants by the named issuer will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•
the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise prices are payable;

•	if applicable, a discussion of material federal income tax considerations;

•	the anti-dilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
As of March 31, 2018, no debt warrants were outstanding.

Stock Warrants
The prospectus supplement relating to any particular issue of preferred share warrants or common share warrants by the named issuer will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the common shares or preferred shares purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material federal income tax considerations;

•	the anti-dilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
As of March 31, 2018, no preferred share warrants or common share warrants were outstanding.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following description of the terms of the stock purchase contracts and stock purchase units sets forth certain general terms and provisions of the stock purchase contracts and stock purchase units of Rayonier to which any prospectus supplement may relate.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specified number of common shares or preferred shares at a future date or dates. The price per common share or preferred share and the number of such shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or U.S. treasury securities securing the holders’ obligations to purchase the common shares or preferred shares under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

The applicable prospectus supplement of Rayonier will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will only be a summary, and you should read the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

As of March 31, 2018, no stock purchase contracts or stock purchase units of Rayonier were outstanding.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES
This section summarizes the federal income tax issues that you, as a holder of our securities, may consider relevant. Vinson & Elkins L.L.P. has acted as our tax counsel, has reviewed this summary, and is of the opinion that the discussion contained herein is accurate in all material respects. The following discussions take into account H.R. 1, informally titled the Tax Cuts and Jobs Act (the “TCJA”). The TCJA makes major changes to the Code, including several provisions of the Code that may affect the taxation of REITs and their securityholders. The most significant of these provisions are described below. The individual and collective impact of these changes on REITs and their securityholders is uncertain, and may not become evident for some period. Investors should consult their tax advisors regarding the implications of the TCJA on their investment. Because this section is a summary, it does not address all aspects of taxation that may be relevant to particular holders of our securities in light of their personal investment or tax circumstances, or to certain types of holders that are subject to special treatment under the federal income tax laws, such as:
•insurance companies;
•tax-exempt organizations (except to the limited extent discussed in “Taxation of Tax-Exempt Shareholders” below);
•financial institutions or broker-dealers;
•non-U.S. individuals and foreign corporations (except to the limited extent discussed in “Taxation of Non-U.S. Shareholders” below);
•U.S. expatriates;
•persons who mark-to-market our securities;
•subchapter S corporations;
•U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;
•regulated investment companies and REITs;
•trusts and estates;
•holders who receive our securities through the exercise of employee stock options or otherwise as compensation;
•persons holding our securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•persons subject to the alternative minimum tax provisions of the Code;
•persons subject to special tax accounting rules as a result of their use of applicable financial statements (within the meaning of Section 451(b)(3) of the Code); and
•persons holding our securities through a partnership or similar pass-through entity.
This summary assumes that securityholders hold our shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are not intended to be, and should not be construed as, tax advice. The statements in this section and the opinion of Vinson & Elkins L.L.P. are based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, and court decisions. The reference to IRS interpretations and practices includes the IRS practices and policies endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this discussion. Future legislation, Treasury regulations, administrative interpretations and court decisions could change the current law or adversely affect existing interpretations of current law on which the information in this section is based. Any such change could apply retroactively. We have not received any rulings from the IRS concerning our qualification as a REIT, although we have received a private letter ruling to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. See “Timber Cutting Contracts.” Accordingly, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.
We urge you to consult your tax advisor regarding the specific tax consequences to you of the purchase, ownership and sale of our securities and of our election to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences of such purchase, ownership, sale and election, and regarding potential changes in applicable tax laws.

Taxation of Rayonier
General
We have elected to be treated for federal income tax purposes as a REIT commencing with our taxable year ended December 31, 2004. Although no assurance can be given, we believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT as of January 1, 2004 and through the date of this filing, and we intend to continue to operate in such a manner. In addition, as described more fully under “Income Tests” below, we have received a private letter ruling from the IRS substantially to the effect that our timberlands, including our timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests discussed below and that the gains we derive from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. However, our future qualification and taxation as a REIT will depend on our ability to meet on an ongoing basis (through actual annual operating results, asset base, distribution levels and diversity of share ownership) the various qualification tests imposed under the Code discussed below.
In connection with this prospectus, Vinson & Elkins L.L.P. is rendering an opinion to the effect that we qualified to be taxed as a REIT for taxable years ended December 31, 2004 through December 31, 2017, and our organization and current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT for our taxable year ending December 31, 2018 and subsequent taxable years. Investors should be aware that Vinson & Elkins L.L.P.’s opinion is based upon customary assumptions, is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the IRS or any court and speaks as of the date issued. In addition, Vinson & Elkins L.L.P.’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that fall within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Vinson & Elkins L.L.P. will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Vinson & Elkins L.L.P.’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which would require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Failure to Qualify as a REIT”.
Provided we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we currently distribute to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders. This deduction for dividends paid substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation.

Even if we qualify to be taxed as a REIT, we will be subject to federal tax under certain circumstances, including the following:

•
We will be subject to tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. See, however, “Annual Distribution Requirements” with respect to our ability to elect to treat as having been distributed to shareholders certain of our capital gains upon which we have paid taxes, in which event the taxes that we have paid with respect to such income would be available as a credit or refund to shareholders.

•	For taxable years beginning before January 1, 2018, we may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to shareholders.

•
If we acquire an asset from a corporation that is subject to corporate-level tax under subchapter C of the Code in a transaction in which our basis in the asset is determined by reference to the transferor’s basis (a “carryover basis transaction”), we will be subject to tax at the highest regular corporate rate applicable if we recognize gain on a disposition of the asset during the five-year period following our acquisition of the asset. The amount of gain on which we will pay tax is the lesser of (1) the amount of gain recognized at the time of the sale or disposition and (2) the amount of gain we would have recognized if we had sold the asset at the time we acquired it. Income derived from the harvesting and sale of timber pursuant to certain timber cutting contracts (as opposed to gain derived from the sale of timberlands) is not subject to this built-in gains tax.

•
We will be required to pay a 100% tax on any net income from prohibited transactions. In general, prohibited transactions are sales or other taxable dispositions of property, other than foreclosure property, held for sale to customers in the ordinary course of business.

•
If we fail to satisfy the 75% gross income test or the 95% gross income test as discussed below but have otherwise maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

•
If we should fail to satisfy the asset tests or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of failures of the asset tests other than de minimis failures of the 5% asset test or the 10% vote or value test (as described below under “Asset Tests”), will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (35% for taxable years beginning on or before December 31, 2017 and 21% thereafter) if that amount exceeds $50,000 per failure.

•
We will generally be required to pay a 4% excise tax on the amount by which our annual distributions to shareholders are less than the sum of (1) 85% of our ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, other than capital gain income we elect to retain and pay tax on and (3) any undistributed taxable income from prior periods, other than capital gains from such years which we elect to retain and pay tax on.

•
A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a TRS, if and to the extent that the IRS successfully determines the items were transacted at less than arm’s length and adjusts the reported amounts of these items.

In addition, we, including our subsidiaries and affiliated entities, may be subject to a variety of taxes, including payroll taxes and state, local and non-U.S. income, property and other taxes on our assets and operations. Our TRSs, including TRS Holdings, will also be subject to federal corporate income taxes on their taxable income.
Requirements for Qualification
We elected to be treated as a REIT beginning with our taxable year ended December 31, 2004. In order to continue to qualify as a REIT, we must meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income.

Organizational and Ownership Requirements
A REIT is a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that elects (or has elected) to be a REIT, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws; and

(9)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Conditions (1) through (4), (8) and (9) must be met during the entire taxable year, and condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Though our charter does not provide restrictions regarding transfers of our shares, we anticipate that the current diversity of our shareholder base will continue and that we will satisfy the share ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must request written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this request must be maintained as part of our records. Our failure to comply with these recordkeeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the request is required by applicable Treasury Regulations to submit a statement with its tax return disclosing its actual ownership of the shares and other information. If we comply with these requirements and do not know, or exercising reasonable due diligence, would not have known, of our failure to meet condition (6) above, we will be treated as having met such condition.
Disregarded Subsidiaries
If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests described below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by one or more other disregarded subsidiaries of the REIT, or by a combination of the two.
Unincorporated domestic entities, such as single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, so that their income and assets are treated as income and assets of their regarded owners, including for purposes of the REIT gross income and asset tests. As of the date of this prospectus, Rayonier Operating Company is treated as a disregarded entity for federal income tax purposes, but it would be treated as a partnership if anyone other than us or one of our disregarded subsidiaries acquired an equity interest therein. Disregarded subsidiaries and disregarded entities are sometimes referred to herein as “pass-through subsidiaries.”

Taxable REIT Subsidiaries
A REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earning directly by its parent REIT. The TRS and the REIT must jointly elect to treat the subsidiary corporation as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.
A TRS will pay income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. We have elected to treat Matariki Forests North Island Limited, Matariki Forests Trading Limited, Ngatimanawa Forest Limited, Rayonier HB Limited, and Rayonier TRS Holdings Inc. (and its wholly owned subsidiaries) as TRSs. We may elect to treat additional entities as TRSs in the future. Our TRSs are subject to corporate income tax on their taxable income.
Partnerships
A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. For purposes of the 10% value test (described in “Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests described below. Thus, our proportionate share of the assets, liabilities, and items of income of any entity treated as a partnership for federal income tax purposes in which we acquire an interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.
Income Tests
In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, for each taxable year, at least 75% of our gross income must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property, mortgage loans on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by a mortgage on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs (including Rayonier Timber Company No. 1, Inc.);

•
gain from the sale of real estate assets (effective for taxable years beginning after December 31, 2015, excluding gain from the sale of a debt instrument issued by a “publicly offered REIT” to the extent not secured by real property or an interest in real property) not held primarily for sale to customers in the ordinary course of business;

•	income and gain derived from foreclosure property; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our capital stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these; however, effective for taxable years beginning after December 31, 2015, for purposes of the 95% gross income test, gain from the sale of “real estate assets” includes gain from the sale of a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) even if not secured by real property or an interest in real property. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both income tests. Income and gain from certain “hedging transactions” entered into on or before July 30, 2008 to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test (but are nonqualifying income for purposes of the 75% gross income test). Income and gain from hedging transactions entered into after July 30, 2008 are excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests. In addition, cancellation of indebtedness income and certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.
Timber Cutting Contracts. We have received a private letter ruling from the IRS substantially to the effect that our timberlands, including those timberlands that are subject to certain timber cutting contracts, will be considered qualifying real estate assets or interests in real property for purposes of the REIT asset tests, and that our gains derived from these timber cutting contracts will be from the sale of real property for purposes of the REIT gross income tests. In reaching these conclusions, the IRS expressly relied upon a representation from us that our disposal of timber pursuant to these timber cutting contracts will qualify as disposal of timber under Section 631(b) of the Code.
Rents from Real Property. Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met:

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First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

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Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to a modification of a lease with a controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render noncustomary services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and noncustomary services to tenants without tainting its rental income from the related properties.

Substantially all of the rental income that we have received in the past and anticipate to receive in the future is derived from hunting leases, beekeeping leases, leases for the use of real property and the rental of rights of way through certain properties. We anticipate that any income we receive from such leases and other property interests will constitute “rents from real property” under the applicable rules. We will take steps to ensure that any such rental income will qualify as “rents from real property” for purposes of the 75% and 95% gross income tests or will not otherwise cause us to fail the 75% or 95% gross income test.
Interest. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Other than to the extent described below, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan. However, in the case of a loan that is secured by both real property and personal property, if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining the interest on such loan is qualifying income for purposes of the 75% gross income test.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from Rayonier Timber Company No. 1, Inc. and any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.
Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.
Prohibited Transactions. If we should realize any taxable income from the sale or other disposition of property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any partnership in which we are a partner) then such income would be treated as income from a “prohibited transaction” and would not count for purposes of applying the 95% and 75% gross income tests. Such income would, however, be subject to a 100% tax. Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. However, sales of timberlands that satisfy certain safe harbor requirements specified in the Code do not constitute prohibited transactions. Specifically, a sale of a real estate asset held primarily for sale in the ordinary course of business by a timber REIT is not a prohibited transaction if, for dispositions after July 30, 2008:

•	the asset has been held for at least two years in the trade or business of producing timber;

•
the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 30% of the net selling price of the property;

•
the aggregate expenditures made by the REIT or a partner of the REIT during the two-year period before the date of sale that are includible in the basis of the property (other than timberland acquisition expenditures) and that are not directly related to the operation of the property for the production of timber or for the preservation of the property for use as timberland, do not exceed 5% of the net selling price of the property.

•	the sales price of the property is not based in whole or in part on income or profits, including income or profits derived from the sale or operation of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) (i) the aggregate adjusted tax bases of all such property sold by the REIT during the year did not exceed 20% of the aggregate adjusted tax bases of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by adjusted tax bases) in the current and two prior years did not exceed 10% or (5) (i) the aggregate fair market value of all such property sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all property of the REIT at the beginning of the year and (ii) the average annual percentage of properties sold by the REIT compared to all the REIT’s properties (measured by fair market value) in the current and two prior years did not exceed 10%; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or a TRS.

We generally intend to conduct our activities so that our sales of timberlands (other than those undertaken by our TRSs) qualify for this safe harbor or are transacted under substantially similar facts as this safe harbor. We cannot assure you, however, that we can comply with this safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” We attempt to conduct any activities that could give rise to a prohibited transaction through our TRSs. For example, certain types of timberland sales and sales of delivered wood are conducted through our TRSs. No assurance can be given, however, that the IRS will respect the transaction by which those assets are contributed to the TRS and even if the contribution transaction is respected, the TRS may incur significant tax liability as a result of those sales.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or a TRS.

Hedging Transactions. Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” includes any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate changes, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets. A “hedging transaction” also includes any transaction entered into primarily to manage risk of currency fluctuations with respect to any item of income or gain that is qualifying income for purposes of the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and satisfy certain other identification requirements. To the extent that we hedge or for other purposes, or in other situations, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests.
Effective for taxable years beginning after December 31, 2015, if we have entered into a qualifying hedging transaction as described above (an “Original Hedge”), and a portion of the hedged indebtedness is extinguished or the related property is disposed of and in connection with such extinguishment or disposition we enter into a new clearly identified hedging transaction that would counteract the Original Hedge (a “Counteracting Hedge”), income from the Original Hedge and income from the Counteracting Hedge (including gain from the disposition of the Original Hedge and the Counteracting Hedge) will not be treated as gross income for purposes of the 95% and 75% gross income tests.
Foreign Currency Gain. Certain foreign currency gains are excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income test. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Qualify. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests is due to reasonable cause and not due to willful neglect, we attach to our tax return a schedule of the sources of our income, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. As discussed above under “General,” even if these relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of (i) the amount by which we fail the 75% gross income test or (ii) the amount by which 95% of gross income exceed the amount of our income qualifying under the 95% gross income test, multiplied by a fraction intended to reflect our profitability.
Asset Tests
At the close of each calendar quarter, we must satisfy the following tests relating to the nature of our assets:

•	First, at least 75% of the value of our total assets must consist of:

•	interests in real property (such as timberlands), including leaseholds and options to acquire real property and leaseholds;

•	cash or cash items, including certain receivables;

•	U.S. government securities;

•	interests in mortgages on real property;

•	shares in other REITs;

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investments in shares or debt instruments during the one-year period following the receipt of new capital raised through equity offerings or public offerings of debt with at least a five-year term; and

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effective for taxable years beginning after December 31, 2015: (i) personal property leased in connection with real property to the extent that rents attributable to such personal property are treated as “rents from real property,” and (ii) debt instruments issued by “publicly offered REITs.”

•	Second, not more than 25% of our total assets may be represented by securities other than securities satisfying the 75% test.

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Third, other than investments included in the 75% asset class or securities of our TRSs, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

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Fourth, other than investments included in the 75% asset class or securities of our TRSs, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.

•	Fifth, no more than 20% (25% for taxable years beginning on or before December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

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Sixth, effective for taxable years beginning after December 31, 2015, not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the second, third and fourth asset tests, the term “securities” does not include stock in another REIT, debt of publicly offered REITs, equity or debt securities of a qualified REIT subsidiary or another disregarded entity or of a TRS, mortgage loans or mortgage-backed securities that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or a non-publicly offered REIT, except that for purposes of the 10% value test, the term “securities” does not include:

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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “Gross Income Tests.”

The board of directors will determine the value of Rayonier’s assets for the purpose of ascertaining compliance with the REIT asset tests. Such a determination is binding upon the IRS so long as our board of directors acts in good faith. As of the date of this prospectus, we believe that we have satisfied the asset tests described above related to the value of our real estate assets, and we expect that, after the date of this prospectus, we will continue to satisfy such asset tests. We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort.
If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT status if (1) we satisfy all of the asset tests at the close of the preceding calendar quarter and (2) the discrepancy between the value of our assets and the asset test requirements arises from changes in the market values of our assets and is not wholly or partly caused by our acquisition of one or more non-qualifying assets. If we do not satisfy the condition described in clause (2) of the preceding sentence, we still can avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arises.
A relief provision in the Code allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, and (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%), and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
A second relief provision applies to de minimis violations of the 10% and 5% asset tests. Specifically, a REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets or $10,000,000 and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure or the relevant tests are otherwise satisfied within that time frame.
No assurance can be given that these relief provisions would be available if we failed to satisfy one or more of the asset tests. See “Failure to Qualify as a REIT.”
Annual Distribution Requirements
In order to qualify as a REIT, we are required to make distributions (other than capital gain dividends) to our shareholders in an amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain or loss) and

•	90% of the net income (after tax), if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.
These distributions must be paid (or treated as paid) in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that we do not distribute (or we are not treated as having distributed) all of our capital gain or we distribute (or we are treated as having distributed) at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on the undistributed income at regular corporate tax rates. If we should fail to distribute during a calendar year at least the sum of:
•85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year (other than capital gain income that we elect to retain and pay tax on as provided for below) and

•	any undistributed taxable income from prior periods (other than capital gains from such years which we elected to retain and pay tax on), we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.
We may elect to retain rather than distribute our net long-term capital gains. The effect of this election is that:

•	we would be required to pay the tax on such gains at regular corporate tax rates;

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our shareholders, although required to include their proportionate share of the undistributed long-term capital gain in income, would receive a credit or refund for their share of the tax paid by us; and

•
the basis of a shareholder’s stock would be increased by the amount of the undistributed long-term capital gains (minus the amount of the tax on capital gains paid by us which was included in income by the shareholder).

It is possible that we, from time to time, may not have sufficient cash or other liquid assets to meet the annual distribution requirements described above, for example, due to timing or other differences between (1) the actual receipt of income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at our taxable income. If we encounter this situation, we may elect to retain the capital gain and pay the tax on the gain. Nevertheless, in order to pay such tax or otherwise meet the distribution requirements, we may find it necessary to arrange for short or possibly long-term borrowings, issue equity, or sell assets.
The TCJA limits a taxpayer’s net interest expense deduction to 30% of the sum of adjusted taxable income, business interest, and certain other amounts. Adjusted taxable income does not include items of income or expense not allocable to a trade or business, business interest or expense, the new deduction for qualified business income, net operating losses (“NOLs”), and for years prior to 2022, deductions for depreciation, amortization, or depletion. For partnerships, the interest deduction limit is applied at the partnership level, subject to certain adjustments to the partners for unused deduction limitations at the partnership level. The TCJA allows a real property trade or business to elect out of this interest limit so long as it uses a 40-year recovery period for nonresidential real property, a 30-year recovery period for residential rental property, and a 20-year recovery period for related improvements. For this purpose, a real property trade or business is any real property development, redevelopment, construction, reconstruction, acquisition, conversion, rental, operating, management, leasing, or brokerage trade or business. We have not yet determined whether we or any of our subsidiaries are eligible to make this election or whether we or any of our subsidiaries will make this election. Additionally, any of our TRSs which have borrowed either from us or third parties may be negatively impacted. To the extent that we do not make such an election, the interest deduction limit will apply to us beginning in 2018. Disallowed interest expense may be carried forward indefinitely (subject to special rules for partnerships).
In addition, NOL provisions are modified by the TCJA. The TCJA limits the NOL deduction to 80% of taxable income (before the deduction). It also generally eliminates NOL carrybacks for individuals and non-REIT corporations (NOL carrybacks did not apply to REITs under prior law), but allows indefinite NOL carryforwards. The new NOL rules apply to losses arising in taxable years beginning in 2018.
We may satisfy the 90% distribution test with taxable distributions of our capital stock. On August 11, 2017, the IRS issued Revenue Procedure 2017-45 authorizing elective cash/stock dividends to be made by “publicly offered REITs.” Pursuant to Revenue Procedure 2017-45, effective for distributions declared on or after August 11, 2017, the IRS will treat the distribution of stock pursuant to an elective cash/stock dividend as a distribution of property under Section 301 of the Code (i.e., a dividend), as long as at least 20% of the total dividend is available in cash and certain other parameters detailed in the Revenue Procedure are satisfied. Although we have no current intention of paying dividends in our own stock, if in the future we choose to pay dividends in our own stock, our shareholders may be required to pay tax in excess of the cash that they receive.
Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Distribution of C Corporation Earnings and Profits
In order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed tax earnings and profits (“E&P”) that is attributable to a C corporation taxable year (“C corporation E&P”). We believe that we have distributed all of our C corporation E&P.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.
Failure to Qualify as a REIT
If we fail to qualify for taxation as a REIT in any taxable year and if the relief provisions do not apply, we will be subject to tax (including, for taxable years beginning on or before December 31, 2017, any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us and, in fact, would not be required to be made. In such event, all distributions to shareholders would be subject to tax as ordinary income (currently as qualified dividend income to individual U.S. shareholders), to the extent of our current and accumulated E&P. Subject to certain limitations, corporate U.S. shareholders may be eligible for the dividends received deduction and domestic non-corporate shareholders might be eligible for taxation at reduced capital gains rates. After having qualified as a REIT, if we later fail to so qualify, unless entitled to relief under specific statutory provisions, we will be disqualified from being eligible to be subject to tax as a REIT for the four taxable years following the year during which our REIT qualification was lost. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Holders of our Capital Stock
Taxation of Taxable U.S. Shareholders
The term “U.S. shareholder” means a beneficial owner of our capital stock that, for federal income tax purposes, is:

•	a citizen or resident of the United States;

•
a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•
any trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

As long as we qualify as a REIT, a taxable U.S. shareholder must take into account as income distributions made out of our current or accumulated earnings and profits. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred share dividends and then to our common share dividends. Under the TCJA, individuals, trusts, and estates generally may deduct 20% of the “qualified REIT dividends” (i.e., REIT dividends other than capital gain dividends and portions of REIT dividends designated as qualified dividend income, which in each case are already eligible for capital gain tax rates) they receive. The deduction for qualified REIT dividends is not subject to the wage and property basis limits that apply to other types of “qualified business income” under the TCJA. The 20% deduction for qualified REIT dividends results in a maximum 29.6% federal income tax rate on REIT dividends. As with the other individual income tax changes in the TCJA, the deduction provisions are effective beginning in 2018. Without further legislation, the deduction would sunset after 2025.
A U.S. shareholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. shareholder generally will not qualify for the 20% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. shareholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income and the maximum tax rate on REIT dividend income, which are currently 37.0% and 29.6%, respectively. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. shareholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our shareholders (See “Taxation of Rayonier” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As discussed above, our ordinary REIT dividends will be taxed at an effective 29.6% rate through 2025. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRS, and (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a shareholder must hold our shares for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our shares become ex-dividend.
If we declare a distribution in October, November, or December of any year that is payable to a U.S. shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
A U.S. shareholder generally will recognize distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. shareholder has held its capital stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “Capital Gains and Losses.” A corporate U.S. shareholder, however, may be required to treat up to 20% of certain capital gain dividends as a preference item.
We may elect to retain and pay income tax on the net long-term capital gain that we recognize in a taxable year. In that case, a U.S. shareholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. shareholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. shareholder would increase the basis in its capital stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.
A U.S. shareholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. shareholder’s capital stock. Instead, the distribution will reduce the adjusted basis of such capital stock. A U.S. shareholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. shareholder’s adjusted basis in his or her capital stock as long-term capital gain, or short-term capital gain if the capital stock has been held for one year or less, assuming the capital stock is a capital asset in the hands of the U.S. shareholder.
Shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of the capital stock will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the shareholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify shareholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.
Effective for distributions in taxable years beginning after December 31, 2015, the aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividends” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year and if made with or before the first regular dividend payment after such declaration) are treated as paid with respect to such year.
Certain U.S. shareholders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax. The Medicare tax applies to, among other things, dividends and other income derived from certain trades or business and net gains from the sale or other disposition of property, such as our capital stock, subject to certain exceptions. Our dividends and any gain from the disposition of our shares generally is the type of gain that is subject to the Medicare tax.
Taxation of U.S. Shareholders on the Disposition of Capital Stock
In general, a U.S. shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long-term capital gain or loss if the U.S. shareholder has held the capital stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. shareholder must treat any loss upon a sale or exchange of capital stock held by such shareholder for six-months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. shareholder treats as long-term capital gain. All or a portion of any loss that a U.S. shareholder realizes upon a taxable disposition of the capital stock may be disallowed if the U.S. shareholder purchases substantially identical capital stock within 30 days before or after the disposition.

Taxation of U.S. Shareholders on a Conversion of Preferred Shares
Except as provided below, (i) a U.S. shareholder generally will not recognize gain or loss upon the conversion of preferred shares into our common shares, and (ii) a U.S. shareholder’s basis and holding period in our common shares received upon conversion generally will be the same as those of the converted shares of preferred shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common shares received in conversion that are attributable to accumulated and unpaid dividends on the converted shares of preferred shares will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as payment in exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. shareholder has held the preferred shares for more than one year at the time of conversion. U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such U.S. shareholder exchanges our common shares received on a conversion of preferred shares for cash or other property.
Taxation of U.S. Shareholders on a Redemption of Preferred Shares
In general, a redemption of any preferred shares will be treated under Section 302 of the Code as a distribution that is taxable at ordinary income tax rates as a dividend (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred shares (in which case the redemption will be treated in the same manner as a sale described in “Taxation of U.S. Shareholders on the Disposition of Capital Stock” above). The redemption will satisfy such tests and be treated as a sale of the preferred shares if the redemption:

•	is “substantially disproportionate” with respect to the U.S. shareholder’s interest in our capital stock;

•	results in a “complete termination” of the U.S. shareholder’s interest in all classes of our capital stock; or

•	is “not essentially equivalent to a dividend” with respect to the U.S. shareholder, all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests have been met, stock considered to be owned by the U.S. shareholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. shareholder of the preferred shares depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their tax advisors to determine such tax treatment.
If a redemption of preferred shares does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described in “Taxation of Taxable U.S. Shareholders” above. In that case, a U.S. shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to such U.S. shareholder’s remaining stock holdings in our company. If the U.S. shareholder does not retain any of our capital stock, such basis could be transferred to a related person that holds our capital stock or it may be lost.
Under proposed Treasury regulations, if any portion of the amount received by a U.S. shareholder on a redemption of any class of our preferred shares is treated as a distribution with respect to our shares but not as a taxable dividend, then such portion will be allocated to all shares of the redeemed class held by the redeemed holder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed holder’s basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed holder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus the redeemed holder could have gain even if such holder’s basis in all its shares of the redeemed class exceeded such portion.
The proposed Treasury regulations permit the transfer of basis in the redeemed preferred shares to the redeemed holder’s remaining, unredeemed shares of preferred shares of the same class (if any), but not to any other class of stock held (directly or indirectly) by the redeemed holder. Instead, any unrecovered basis in the redeemed shares of preferred shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury regulations will ultimately be finalized.

Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate currently is 37% (39.6% for taxable years beginning on or before December 31, 2017). The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain would have been treated as ordinary income if the property were “section 1245 property.” Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on gain from the sale of our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000 ($1,500 for married individuals filing separate returns). A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt U.S. Shareholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. They are subject, however, to taxation on their UBTI. While many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, amounts that we distribute to tax-exempt shareholders generally should not constitute UBTI. However, if a tax-exempt shareholder were to finance its investment in our capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. In addition, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either: one pension trust owns more than 25% of the value of our capital stock; or

•	A group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.
Tax-exempt U.S. holders are urged to consult their tax advisors regarding the federal, state, local, and foreign tax consequences of owning our capital stock.
Taxation of Non-U.S. Shareholders
The term “non-U.S. shareholder” means a beneficial owner of our capital stock that is not a U.S. shareholder or a partnership (or entity treated as a partnership for federal income tax purposes). The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders are complex. This section is only a summary of such rules. We urge non-U.S. shareholders to consult their tax advisors to determine the impact of federal, foreign, state, and local income tax laws on ownership of our shares, including any reporting requirements.

Distributions
A non-U.S. shareholder that receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests, or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. shareholders are taxed on distributions and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. shareholder. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any ordinary dividend paid to a non-U.S. shareholder unless either:

•	a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate with us,

•	the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income, or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).
A non-U.S. shareholder will not incur U.S. tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of that capital stock. A non-U.S. shareholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the capital stock, if the non-U.S. shareholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. We must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, by filing a U.S. tax return, a non-U.S. shareholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
For any year in which we qualify as a REIT, a non-U.S. shareholder could incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. shareholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. shareholder. A non-U.S. shareholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate shareholder not entitled to treaty relief or exemption also could be subject to the 30% branch profits tax on such a distribution. Unless the exception described in the next paragraph applies, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold.
However, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds,” if the applicable class of our shares is regularly traded on an established securities market in the United States, capital gain distributions on such class of shares that are attributable to our sale of a USRPI will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as the non-U.S. shareholder did not own more than 10% of the applicable class of our shares at any time during the one-year period preceding the distribution. In such a case, non-U.S. shareholders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We believe that our common shares are regularly traded on an established securities market in the United States. If our common shares are not regularly traded on an established securities market in the United States, capital gain distributions that are attributable to our sale of USRPIs will be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. shareholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. shareholder disposes of our common shares during the 30-day period preceding a dividend payment, and such non-U.S. shareholder (or a person related to such non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. shareholder, then such non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
In addition, under the Foreign Account Tax Compliance Act, or FATCA, a U.S. withholding tax at a 30% rate applies to dividends paid to certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Qualified Shareholders. Subject to the exception discussed below, any distribution on or after December 18, 2015 to a “qualified shareholder” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to special withholding rules under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding on REIT distributions, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
A “qualified shareholder” is a foreign person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a qualified collective investment vehicle (defined below), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.
A qualified collective investment vehicle is a foreign person that (i) would be eligible for a reduced rate of withholding under the comprehensive income tax treaty described above, even if such entity holds more than 10% of the stock of such REIT, (ii) is publicly traded, is treated as a partnership under the Code, is a withholding foreign partnership, and would be treated as a U.S. real property holding corporation if it were a domestic corporation, or (iii) is designated as such by the Secretary of the Treasury and is either (a) fiscally transparent within the meaning of section 894 of the Code, or (b) required to include dividends in its gross income, but is entitled to a deduction for distributions to its investors.
Qualified Foreign Pension Funds. Any distribution on or after December 18, 2015 to a “qualified foreign pension fund” or an entity all of the interests of which are held by a “qualified foreign pension fund” who holds REIT stock directly or indirectly (through one or more partnerships) will not be subject to U.S. tax as income effectively connected with a U.S. trade or business and thus will not be subject to the withholding rules under FIRPTA.
A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.
The provisions of the Code relating to qualified shareholders and qualified foreign pension funds are complex. Shareholders should consult their tax advisors with respect to the impact of these provisions on them.
Dispositions
Non-U.S. shareholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock if we are a U.S. real property holding corporation during a specified testing period, subject to the discussion below regarding distributions to “qualified shareholders” and “qualified foreign pension funds.” If at least 50% of a REIT’s assets are USRPIs, then the REIT will be a U.S. real property holding corporation. We believe that we are a U.S. real property holding corporation based on our investment strategy.

However, even if we are a U.S. real property holding corporation, a non-U.S. shareholder generally would not incur tax under FIRPTA on gain from the sale of our shares if we are a “domestically controlled qualified investment entity.”
A “domestically controlled qualified investment entity” includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. shareholders. We cannot assure you that this test has been or will be met.
If the applicable class of our capital stock is regularly traded on an established securities market, an additional exception to the tax under FIRPTA will be available with respect to such stock, even if we do not qualify as a domestically controlled qualified investment entity at the time the non-U.S. shareholder sells such stock. Under that exception, the gain from such a sale by such a non-U.S. shareholder will not be subject to tax under FIRPTA if (1) the applicable class of our capital stock is treated as being regularly traded under applicable Treasury Regulations on an established securities market and (2) the non-U.S. shareholder owned, actually or constructively, 10% or less of that class of stock at all times during a specified testing period. We believe our common shares are regularly traded on an established securities market.
On or after December 18, 2015, a sale of our shares by a “qualified shareholder” or a “qualified foreign pension fund who holds our shares directly or indirectly (through one or more partnerships) will not be subject to federal income taxation under FIRPTA. While a “qualified shareholder” will not be subject to FIRPTA withholding upon sale of our shares, certain investors of a “qualified shareholder” (i.e., non-U.S. persons who hold interests in the “qualified shareholder” (other than interests solely as a creditor), and hold more than 10% of REIT stock (whether or not by reason of the investor’s ownership in the “qualified shareholder”)) may be subject to FIRPTA withholding.
If the gain on the sale of shares of our capital stock were taxed under FIRPTA, a non-U.S. shareholder would be taxed on that gain in the same manner as U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. In addition, distributions that are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a non-U.S. shareholder treated as a corporation (under federal income tax principles) that is not otherwise entitled to treaty exemption. Finally, if we are not a domestically controlled qualified investment entity at the time our capital stock is sold and the non-U.S. shareholder does not qualify for the exemptions described in the preceding paragraph, under FIRPTA the purchaser of shares of our capital stock also may be required to withhold 15% of the purchase price and remit this amount to the IRS on behalf of the selling non-U.S. shareholder.
With respect to individual non-U.S. shareholders, even if not subject to FIRPTA, capital gains recognized from the sale of shares of our capital stock will be taxable to such non-U.S. shareholder if he or she is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual may be subject to a federal income tax on his or her U.S. source capital gain.
Under FATCA, U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our capital stock received after December 31, 2018 by certain non-U.S. shareholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. shareholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
Conversion of Preferred Shares
If our preferred shares do not constitute a USRPI under FIRPTA, the tax consequences to a non-U.S. shareholder of the conversion of our preferred shares into common shares will generally be the same as those described above for a U.S. shareholder. However, if our preferred shares do constitute a USRPI, the conversion of our preferred shares into our common shares may be a taxable exchange for a non-U.S. shareholder. However, even if our preferred shares do constitute a USRPI, provided our common shares also constitute a USRPI, a non-U.S. shareholder generally will not recognize gain or loss upon a conversion of our preferred shares into our common shares so long as certain FIRPTA-related reporting requirements are satisfied. If our preferred shares do constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our preferred shares for our common shares. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. shareholder’s common shares received over such non-U.S. shareholder’s adjusted basis in its preferred shares. Collection of such tax will be enforced by a refundable withholding tax at a rate of 15% of the value of the common shares. Non-U.S. shareholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our preferred shares for cash or other property.

Redemption of Preferred Shares
For a discussion of the treatment of a redemption of our preferred shares for a non-U.S. shareholder, see “Taxation of U.S. Shareholders on a Redemption of Preferred shares.”
Information Reporting Requirements and Withholding
We will report to our shareholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at a rate of 24% (28% for taxable years beginning on or before December 31, 2017) with respect to distributions unless the shareholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A shareholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. shareholder provided that the non-U.S. shareholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the United States by a non-U.S. shareholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the United States unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. shareholder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. shareholder certifies under penalties of perjury that it is not a United States person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Shareholders should consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Under FATCA, a U.S. withholding tax at a 30% rate will be imposed on dividends paid to U.S. shareholders who own our shares through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed, for taxable years beginning after December 31, 2018, on proceeds from the sale of our shares by U.S. shareholders who own our shares through foreign accounts or foreign intermediaries. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. shareholders who fail to certify their non-foreign status to us. We will not pay any additional amounts in respect of amounts withheld.
Legislative or Other Actions Affecting REITs
As described above, the TCJA was enacted on December 22, 2017. The TCJA makes major changes to the Code, including several provisions of the Code that may affect the taxation of REITs and their shareholders. The individual and collective impact of these changes on REITs and their shareholders is uncertain, and may not become evident for some time.
Further, the present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective shareholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our securities.

State, Local and Foreign Taxes
We and/or our securityholders may be subject to taxation by various states, localities or foreign jurisdictions, including those in which we or a securityholder transacts business, owns property or resides. We may own properties located in numerous jurisdictions and may be required to file tax returns in some or all of those jurisdictions. The state, local and foreign tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign income and other tax laws upon an investment in our securities.

PLAN OF DISTRIBUTION
We may offer and sell the debt securities, guarantees, preferred shares, common shares or warrants in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.
Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.
Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•
in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date.
Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.
In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us, Rayonier Operating Company, TRS Holdings or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS
Certain legal matters may be passed upon for us by Jones Day and with regard to matters of North Carolina law by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., or by other counsel named in a prospectus supplement. Certain tax matters may be passed upon for us by Vinson & Elkins L.L.P., or by other counsel named in a prospectus supplement.

EXPERTS
The consolidated financial statements of Rayonier Inc. appearing in Rayonier Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017, including the schedule appearing therein, and the effectiveness of Rayonier Inc.’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports, thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

RAYONIER INC.

DEBT SECURITIES
GUARANTEES
COMMON SHARES
SUBSCRIPTION RIGHTS
PREFERRED SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

RAYONIER OPERATING COMPANY LLC

DEBT SECURITIES
GUARANTEES
WARRANTS

RAYONIER TRS HOLDINGS INC.

DEBT SECURITIES
GUARANTEES
WARRANTS

PROSPECTUS
June 8, 2018

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by us in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions.

Amount to be Paid
SEC Registration Fee	*
Printing Expenses	**
Legal Fees and Expenses	**
Accountants’ Fees and Expenses	**
Rating Agency Fees	**
Fees and Expenses of Trustee and Counsel	**
Miscellaneous Costs	**
Total	**

* In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement and is therefore not currently determinable.

** These fees are calculated based on the securities to be offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth these estimated expenses payable in respect of any offering.

Item 15.	Indemnification of Directors and Officers.
Rayonier
Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, the statutes provide that (1) a corporation must indemnify a director or officer who is wholly successful, on the merits or otherwise, in his or her defense of any proceeding to which he or she was a party because of his or her status as such against reasonable expenses incurred by him or her in connection with the proceeding, except to the extent limited or eliminated in the corporation’s articles of incorporation, and (2) a corporation may, but is not required to, indemnify a director or officer if he or she is not wholly successful in such defense, if it is determined that the director or officer meets certain standards of conduct, provided, however, when a director or officer is adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation or is adjudged liable on the basis that personal benefit was improperly received by him or her in connection with any other proceeding, the corporation may not indemnify him or her. A director or officer of a corporation who is a party to a proceeding may also apply to the courts for indemnification, unless the articles of incorporation provide otherwise, and the court may order indemnification in certain circumstances set forth in the statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution, provide indemnification in addition to that provided by statute, subject to certain conditions.
Rayonier’s articles of incorporation obligate Rayonier, to the maximum extent permitted by North Carolina law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount. Rayonier’s articles of incorporation also provide that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.
Reference is made to Article VI and Article VII of Rayonier’s Amended and Restated Articles of Incorporation included or incorporated by reference as an exhibit to this registration statement.
Rayonier has in effect insurance policies indemnifying its directors and officers and those of its subsidiaries against civil liabilities of such directors and officers.
In addition, Rayonier has indemnification agreements in effect between it and each of its directors.
Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Rayonier’s directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to Rayonier by or on behalf of any such indemnifying party.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Rayonier pursuant to the foregoing provisions, Rayonier has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Delaware Limited Liability Companies
Each of Belfast Commerce Centre LLC, Neoga Lakes, LLC, One Rayonier, LLC, Raydient LLC, Rayonier Canterbury, LLC, Rayonier East Nassau Timber Properties I, LLC, Rayonier East Nassau Timber Properties II, LLC, Rayonier East Nassau Timber Properties III, LLC, Rayonier East Nassau Timber Properties IV, LLC, Rayonier East Nassau Timber Properties V, LLC, Rayonier East Nassau Timber Properties VI, LLC, Rayonier East Nassau Timber Properties VII, LLC, Rayonier Gulf Timberlands LLC, Rayonier Louisiana Timberlands LLC, Rayonier TRS Mississippi Operations LLC, Rayonier Operating Company LLC, Rayonier Timberland Acquisitions Four, LLC, Rayonier Timberlands Management, LLC, Rayonier TRS Forest Operations, LLC and Wildlight LLC, or the Delaware LLCs, are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.
The limited liability company agreement of each of the Delaware LLCs obligates such company, to the fullest extent permitted by law, to indemnify its members and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a member or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount.
Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of each of the Delaware LLCs at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the member and officers of each of the Delaware LLCs against civil liabilities of such directors and officers.
Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify each of the Delaware LLCs’ members and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to members, officers or persons controlling any of the Delaware LLCs pursuant to the foregoing provisions, each of the Delaware LLCs has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Delaware Corporations
Each of Rayonier Atlantic Timber Company, Rayonier Mississippi Timberlands Company, Rayonier Timber Company No. 1, Inc., Rayonier TRS Holdings Inc., Rayonier TRS Louisiana Operations Inc., Rayonier TRS Operating Company and Rayonier Washington Timber Company, or the Delaware Corporations, is a corporation organized under the laws of the State of Delaware. Section 145 of the

Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
The bylaws of each of the Delaware Corporations obligate the corporation, to the maximum extent permitted by Delaware law, to indemnify its directors and officers against all liabilities and expenses (including reasonable attorney’s fees) incurred in connection with any suit or proceeding. This right to indemnification includes the right of a director or officer to be paid expenses in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount.
The certificate of incorporation of each of these corporations also provides that, to the full extent permitted by law, a director shall not be personally liable for monetary damages for breach of any duty as a director.
Additionally, the Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of each of the Delaware Corporations at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the directors and officers of each of the Delaware Corporations against civil liabilities of such directors and officers.
Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify each of the Delaware Corporations’ directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to it by or on behalf of any such indemnifying party.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling any of the Delaware Corporations pursuant to the foregoing provisions, each of the Delaware Corporations has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rayonier Forest Resources, L.P.
The Board of Directors of Rayonier has by resolution determined that all persons serving on behalf of Rayonier Forest Resources, L.P., which we refer to in this section as Forest Resources, at the request of Rayonier are entitled to the benefit of Rayonier’s indemnification obligations under Article VI of Rayonier’s Amended and Restated Articles of Incorporation. Rayonier also has in effect insurance policies indemnifying the directors and officers of Forest Resources against civil liabilities of such directors and officers.
Any underwriters, dealers or agents who execute any of the underwriting agreements referred to in Exhibits 1.1 and 1.2 to this registration statement will agree to indemnify Forest Resources’s directors and its officers who signed the registration statement against certain liabilities which might arise under the Securities Act with regard to information furnished to Forest Resources by or on behalf of any such indemnifying party.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Forest Resources pursuant to the foregoing provisions, Forest Resources has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Number	Description

1.1*	Form of Underwriting Agreement—Debt Securities

1.2*	Form of Underwriting Agreement—Equity Securities

4.1*	Form of Senior Debt Security

4.2*	Form of Subordinated Debt Security

4.3*	Specimen of Common Share Certificate of Rayonier Inc.

4.4*	Form of Preferred Share Certificate for Rayonier Inc.

4.5*	Form of Warrant Agreement (including form of Warrant)

4.6
Indenture dated as of March 5, 2012 among Rayonier Inc., the guarantors as defined therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Rayonier Inc.’s Current Report on Form 8-K filed on March 5, 2012)

4.7	Form of Subordinated Indenture—Rayonier Inc. (incorporated by reference to Exhibit 4.3 of Rayonier Inc.'s Registration Statement on Form S-3, No. 333-143150)

4.8
Form of Senior Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.8 of Post-Effective Amendment No. 1 to Rayonier Inc.'s Registration Statement on Form S-3, No. 333-167011)

4.9
Form of Subordinated Indenture—Rayonier Operating Company LLC (incorporated by reference to Exhibit 4.9 of Post-Effective Amendment No. 1 to Rayonier Inc.'s Registration Statement on Form S-3, No. 333-167011)

4.10	Form of Senior Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.4 of Rayonier Inc.'s Registration Statement on Form S-3, No. 333-143150)

4.11	Form of Subordinated Indenture—Rayonier TRS Holdings Inc. (incorporated by reference to Exhibit 4.5 of Rayonier Inc.'s Registration Statement on Form S-3, No. 333-143150)

4.12*	Form of Rights Certificate

4.13*	Form of Purchase Rights Agreement

4.14*	Form of Stock Purchase Contract

4.15*	Form of Stock Purchase Unit

5.1	Opinion of Jones Day

5.2	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

8.1	Opinion of Vinson & Elkins LLP

12.1	Computation of Ratios of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1)

23.3	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.2)

23.3	Consent of Vinson & Elkins LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding Rayonier Inc.’s Indenture filed as Exhibit 4.6

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 regarding other applicable indentures

* To be filed, if necessary, either as an exhibit to a document to be incorporated by reference herein or by a post-effective amendment to this registration statement in connection with a specific offering of securities.
** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.    Undertakings.
The undersigned Registrants hereby undertake:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or the prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(e)That, for the purpose of determining liability of a Registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to such undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.
(f)That, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein by such Registrant, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(g)For any offering in which the securities to be registered are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER INC.

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President, Chief Executive Officer and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Chief Financial Officer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Corporate Controller

/s/ RICHARD D. KINCAID Richard D. Kincaid	Chairman of the Board

/s/ KEITH E. BASS Keith E. Bass	Director

/s/ DOD A. FRASER Dod A. Fraser	Director

/s/ SCOTT R. JONES Scott R. Jones	Director

/s/ BERNARD LANIGAN JR. Bernard Lanigan Jr.	Director

/s/ BLANCHE L. LINCOLN Blanche L. Lincoln	Director

/s/ V. LARKIN MARTIN V. Larkin Martin	Director

/s/ ANDREW G. WILTSHIRE Andrew G. Wiltshire	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER OPERATING COMPANY LLC

By:      /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Inc. By: /s/ DAVID L. NUNES David L. Nunes President and Chief Executive Officer	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TRS HOLDINGS INC.

By:      /s/ DAVID L. NUNES
                                        Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Chief Financial Officer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

/s/ CHRISTOPHER T. CORR Christopher T. Corr	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

BELFAST COMMERCE CENTRE LLC

By:      /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

NEOGA LAKES, LLC

By:      /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

ONE RAYONIER, LLC

By:      /s/ MARK D. MCHUGH
Name:    Mark. D. McHugh
Title:     President and Treasurer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ MARK. D. MCHUGH Mark D. McHugh (Principal Executive Officer and Principal Financial Officer)	President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier TRS Operating Company By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYDIENT LLC

By:      /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier TRS Operating Company By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER ATLANTIC TIMBER COMPANY

By:      /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on the June 8, 2018.

RAYONIER CANTERBURY, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Operating Company LLC By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES I, LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarnl, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES II, LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES III, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Timber Company No. 1, Inc. By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES IV, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Timber Company No. 1, Inc. By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES V, LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES VI, LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER EAST NASSAU TIMBER PROPERTIES VII, LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER FOREST RESOURCES, L.P.

By:     /s DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

Rayonier Timberlands Management, LLC By: /s/ DAVID L. NUNES David L. Nunes President	General Partner

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER GULF TIMBERLANDS LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

Rayonier Operating Company LLC By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER LOUISIANA TIMBERLANDS LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Operating Company LLC By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER MISSISSIPPI TIMBERLANDS COMPANY

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TIMBER COMPANY NO. 1, INC.

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TIMBERLAND ACQUISITIONS FOUR, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Timber Company No. 1, Inc. By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TIMBERLANDS MANAGEMENT, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier Operating Company LLC By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TRS FOREST OPERATIONS, LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President and Chief Financial Officer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Rayonier TRS Operating Company By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TRS LOUISIANA OPERATIONS INC.

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TRS MISSISSIPPI OPERATIONS LLC

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President and Director
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark McHugh (Principal Financial Officer)	Senior Vice President and Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

Rayonier TRS Operating Company By: /s/ DAVID L. NUNES David L. Nunes President	Sole Member

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER TRS OPERATING COMPANY

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

/s/ CHRISTOPHER T. CORR Christopher T. Corr	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

RAYONIER WASHINGTON TIMBER COMPANY

By:     /s/ DAVID L. NUNES
Name:    David L. Nunes
Title:     President
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ DAVID L. NUNES David L. Nunes (Principal Executive Officer)	President and Director

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Senior Vice President, Treasurer and Director

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller

/s/ MARK R. BRIDWELL Mark R. Bridwell	Director

/s/ DOUGLAS M. LONG Douglas M. Long	Director

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yulee, State of Florida, on June 8, 2018.

WILDLIGHT LLC

By:     /s/ CHRISTOPHER T. CORR
Name:    Christopher T. Corr
Title:     President

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Mark R. Bridwell and DeLisa A. Johnigarn, and each of them, any of whom may act without the joinder of the other, as his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 8, 2018.

Signature	Title

/s/ CHRISTOPHER T. CORR Christopher T. Corr (Principal Executive Officer)	President

/s/ MARK D. MCHUGH Mark D. McHugh (Principal Financial Officer)	Treasurer

/s/ APRIL J. TICE April J. Tice (Principal Accounting Officer)	Director of Financial Services and Controller
Raydient LLC By: /s/ CHRISTOPHER T. CORR Christopher T. Corr President	Sole Member